Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of our report dated March 29, 2024, relating to the financial statements of MultiSensor AI Holdings, Inc.

/s/ Deloitte & Touche LLP

Houston, TX

April 1, 2024